EXHIBIT 99.1

Latham Group, Inc. Announces Participation in Truist Securities Industrials and Services Summit

LATHAM, N.Y., December 6, 2021 (GLOBE NEWSWIRE) -- Latham Group, Inc. (NASDAQ: SWIM) (“Latham” or "the Company"), the largest designer, manufacturer, and marketer of in-ground residential swimming pools in North America, Australia, and New Zealand, today announced that management will host virtual investor meetings at the Truist Securities 3rd Annual Industrials and Services Summit on December 7, 2021. There will be no formal presentation or webcast at this event.

The Company has also posted a copy of its latest investor presentation, which includes information on its recent acquisition of Radiant Pools and a fourth quarter 2021 update on resin supply and fiberglass production, to its investor relations website at https://ir.lathampool.com under “Events & Presentations”.

About Latham Group, Inc.
Latham Group, Inc., headquartered in Latham, NY, is the largest designer, manufacturer and marketer of in-ground residential swimming pools in North America, Australia and New Zealand. Latham has a coast-to-coast operations platform consisting of over 2,000 employees across 33 facilities.

Investor Contact:
Nicole Briguet
Edelman for Latham
latham@edelman.com

Media Contact:
Crista Leigh Wunsch
CristaLeighWunsch@lathampool.com